NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM. THIS NOTE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT REFERRED TO IN THIS NOTE, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF HAWAIIAN HOLDINGS, INC., 12730 HIGH BLUFF DRIVE, SUITE 180, SAN DIEGO, CA 92130.

                 FORM OF SERIES B SUBORDINATED CONVERTIBLE NOTE

$____________                                                       June 2, 2005


                  FOR VALUE RECEIVED, the undersigned, Hawaiian Holdings, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ___________, or permitted, registered assigns (collectively, the "Holder"), the principal sum of _________________________ ($____________) due June 1, 2010, with interest
(computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 5.00% per annum.

1. Interest shall be payable semi-annually in arrears on the first day immediately following each sixth month anniversary of the issuance of this Note (each such date, an "Interest Payment Date"), or, if any such date is a Saturday, Sunday or legal holiday, then on the next day which is not a Saturday, Sunday or legal holiday. Interest with respect to any period may be paid, at the option of the Company, in either cash or additional Subordinated Convertible Notes in substantially the form of this Note valued at the principal amount thereof.

2. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by wire transfer of immediately available funds to the bank account specified by Holder or such other place Holder shall have designated by written notice.

3. This Note is subject to optional, provisional, and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement dated June 1, 2005 between the Company and RC Aviation, LLC, as amended from time to time (the "Note Purchase Agreement").

4. Holder may convert all or any portion of the Note into shares of Common Stock at any time following the latest to occur of (i) the date that the Amendment becomes effective, (ii) the date that the Requisite Stockholder Approval is obtained and (iii) the first anniversary of the Closing Date. If the Note is called for redemption, Holder may convert it in accordance with the preceding sentence at any time before the close of business on the last Business Day prior to the date fixed for such redemption. The initial Conversion Price is $4.35 per share, subject to adjustment in certain events as set forth in the Note Purchase Agreement. The Note shall be convertible into the number of fully paid and nonassessable shares of Common Stock equal to the quotient of (x) the outstanding principal amount on this Note divided by (y) the Conversion Price. The Company shall deliver a check for any fractional share.

5. To convert the Note, Holder must (i) complete and sign the Conversion Notice attached to the Note, (ii) surrender the Note to the Company, (iii) furnish appropriate endorsements and transfer documents if required by the Company and
(iv) pay any transfer or similar tax if required. No adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion; provided, however, that if the Note (other than any portion called for redemption) is surrendered for conversion after the Record Date for a payment of interest and on or before the Interest Payment Date, then, notwithstanding such conversion, the interest falling due to such Interest Payment Date plus all accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date and any Note surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date plus all accrued and unpaid interest.

6. (a) For purposes of this Section 6 and Section 7, the following terms have the meanings specified below:

         "Canyon Capital Credit Agreement" means that certain Credit Agreement, dated as of June 2, 2005, by and among the Company, Hawaiian Airlines, Inc., a Delaware corporation ("Borrower") (the Company and Borrower are collectively herein referred to as the "Obligors"), the lenders party thereto, and Canyon Capital Advisors, LLC, as agent ("Canyon").

         "Canyon Capital Loan Documents" means the Canyon Capital Credit Agreement and the other Loan Documents (as defined in the Canyon Capital Credit Agreement), each as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating, or otherwise restructuring (including adding subsidiaries of the Company as additional obligors thereunder) all or any portion of the Canyon Capital Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, or group and whether or not increasing the amount of Canyon Capital Indebtedness that may be incurred thereunder.

         "Canyon Capital Indebtedness" means "Indebtedness," as such term is defined in the Canyon Capital Credit Agreement.

         "Indebtedness" means (a) all obligations for borrowed money (including all obligation owing under the Wells Fargo Credit Agreement and the Canyon Capital Credit Agreement), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets,
(f) all obligations owing under hedge agreements, (g) all obligations to pay trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices, and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.

         "Insolvency Proceeding" has the meaning ascribed to such term in the Wells Fargo Credit Agreement.

         "Lien" has the meaning ascribed to such term in the Wells Fargo Credit Agreement.

         "Person" has the meaning ascribed to such term in the Wells Fargo Credit Agreement.

         "Senior Obligations" means all obligations (whether now outstanding or hereafter incurred, contingent or non-contingent, liquidated or unliquidated, or primary or secondary) of any Obligor in respect of (a) principal under the Wells Fargo Credit Agreement or the Canyon Capital Credit Agreement or any other Wells Fargo Loan Documents or Canyon Capital Loan Documents (or any refinancing agreement entered into with respect thereto), (b) all interest and premium, if any, in respect of the Wells Fargo Indebtedness or the Canyon Capital Indebtedness referred to in clause (a) above, (c) all fees payable pursuant to any Wells Fargo Loan Documents or Canyon Capital Loan Documents (or a refinancing agreement entered into with respect thereto), (d) all other Obligations (as defined in the Wells Fargo Credit Agreement) or other payment obligations (including costs, expenses, letter of credit reimbursement obligations, or otherwise) of any Obligor to Wells Fargo, Canyon or the lenders arising under the Wells

Fargo Credit Agreement or the Canyon Capital Credit Agreement (or to third persons under provisions of a refinancing agreement entered into with respect thereto), including contingent reimbursement obligations with respect to outstanding letters of credit, all costs and expenses incurred by Wells Fargo, Canyon or any lender in connection with its or their enforcement of any rights or remedies under the Wells Fargo Credit Agreement or the Canyon Capital Credit Agreement, including, by way of example, attorneys fees, court costs, appraisal and consulting fees, auctioneer fees, rent, storage, insurance premiums, and like items, and irrespective of whether allowable as a claim against any Obligor in any Insolvency Proceeding, and (e) post-petition interest on the Wells Fargo Indebtedness or the Canyon Capital Indebtedness referred to in clauses (a) through (d) above, at the rate provided for in the instrument or agreements evidencing such Wells Fargo Indebtedness or Canyon Capital Indebtedness, accruing subsequent to the commencement of an Insolvency Proceeding (whether or not such interest is allowed as a claim in such Insolvency Proceeding).

         "Subordinated Debt" means all principal, interest, fees, costs, enforcement expenses (including attorneys fees and disbursements), and all other payment obligations (including, but not limited to, the repurchase price with respect to this Note) of any kind arising under this Note or any other Subordinated Document.

         "Subordinated Documents" means, collectively, this Note, the Note Purchase Agreement and any and all other documents or instruments evidencing or guarantying, directly or indirectly, any of the Subordinated Debt, whether now existing or hereafter created.

         "Wells Fargo Credit Agreement" means that certain Credit Agreement, dated as of June 2, 2005, by and among the Company, Borrower, the lenders party thereto, and Wells Fargo Foothill, Inc., as the arranger and administrative agent for the lenders ("Wells Fargo").

         "Wells Fargo Indebtedness" means "Indebtedness," as such term is defined in the Wells Fargo Credit Agreement.

         "Wells Fargo Loan Documents" means the Wells Fargo Credit Agreement and the other Loan Documents (as defined in the Wells Fargo Credit Agreement), each as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating, or otherwise restructuring (including adding subsidiaries of the Company as additional obligors thereunder) all or any portion of the Wells Fargo Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, or group and whether or not increasing the amount of Wells Fargo Indebtedness that may be incurred thereunder.

         (b) The Company covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that this Note is subject to the provisions of this

Section 6, and each Person holding this Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions. The Holder by its acceptance hereof also acknowledges and agrees that the subordination provisions set forth in this Section 6 are, and are intended to be, an inducement and a consideration to each holder of the Senior Obligations to acquire and continue to hold, or to continue to hold, the Senior Obligations and such holder of the Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

         (c) The Holder by its acceptance hereof agrees, for itself and each future holder of this Note or the Subordinated Debt, that the Subordinated Debt is expressly "subordinate" (as that term is hereinafter defined) to all Indebtedness and "junior in right of payment" (as that term is hereinafter defined) to the Senior Obligations. "Subordinate" means that no part of the Subordinated Debt shall have any claim to the assets of the Company on a parity with or prior to the claim of the Indebtedness. "Junior in right of payment" means that unless and until the Senior Obligations have been paid in full, without the express prior written consent of the holders of the Senior Obligations, the Holder will not take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of the whole or any part of the Subordinated Debt; provided, that, this Note may be redeemed with the proceeds of a rights offering to the holders of Common Stock of the Company.

         (d) The Company may not make, and Holder may not receive any payments in cash or other property (other than Common Stock or paid-in-kind interest) of any kind or nature in respect of the Subordinated Debt; provided, however, that the Company may make (i) semi-annual interest payments, (ii) redemptions of the Note with the proceeds of a rights offering to the holders of the Common Stock of the Company or the proceeds from Permitted Parent Indebtedness (as defined in the Wells Fargo Credit Agreement), and (iii) redemptions, premiums and penalties under the Note Purchase Agreement, in the case of clauses (i), (ii) and (iii) above, so long as there is no default or event of default under the Senior Obligations and only to the extent such payments are made solely using cash held by the Company, whether on its balance sheet on the Closing Date (as defined in the Wells Fargo Credit Agreement), arising from proceeds of the rights offering to the holders of the Common Stock of the Company or permitted to be distributed to the Company by its subsidiaries under the Wells Fargo Credit Agreement.

         (e) Unless and until the Senior Obligations have been paid in full and irrespective of whether a default or event of default has occurred and is continuing with respect to the Senior Obligations: (A) the Holder shall not, directly or indirectly, commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative, or otherwise (including, without limitation, the filing of any bankruptcy petition or case against any Obligor or any Obligor's assets) to enforce its rights or interests in respect of the Subordinated Debt, and (B) the Holder shall have no right either to (x) obtain a Lien on any assets of any Obligor, or (y) enforce any Liens in, foreclose, levy, or execute upon, or collect or attach any of any Obligor's assets, whether by judicial action or otherwise. In the event that the Holder obtains any Liens in violation of the provisions of this Note, any and all of such Liens shall in each case be subordinate to the Liens on the collateral securing the Senior Obligations.

         (f) The expression "payment in full" or "paid in full" or any similar term or phrase when used in this Note with respect to the Senior Obligations shall mean the payment in full of all such Senior Obligations in cash or such other form of payment as may be acceptable to the holders of Senior Obligations, or, in the case of Senior Obligations consisting of contingent obligations in respect of letters of credit, or other reimbursement obligations, the setting apart of cash sufficient to discharge such portion of the Senior Obligations in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted a first priority perfected security interest in a manner reasonably acceptable to such holders.

         (g) Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon the Indebtedness shall first be paid in full before any payment is made on account of the principal or premium, if any, and interest on this Note; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this Section 6(g), shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of the Senior Obligations (pro rata to such holders on the basis of the respective amounts of the Senior Obligations held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, to the extent necessary to pay the Senior Obligations in full in cash or in such other form of payment as may be acceptable to the holders of the Senior Obligations after giving effect to any concurrent payment or distribution to or for the holders of the Senior Obligations, and then to the holders of all other Indebtedness in full in cash or in such other form of payment as may be acceptable to the holders of such Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of such Indebtedness, before any payment or distribution is made to the Holder.

         (h) (i) In the event that the Holder receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Note, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before the Senior Obligations are paid in full, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of the Senior Obligations or their respective representative or representatives, for application to the payment of the Senior Obligations remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of the Senior Obligations, of the Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of the Senior Obligations.

             (ii) For purposes of Section 6, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Section 6 with respect to this Note) to the payment of the Senior Obligations which may at the time be outstanding.

         (i) Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of the Senior Obligations, of the Senior Obligations, the rights of the Holder shall be subrogated to the extent of the payments or distributions made to the holders of the Senior Obligations pursuant to the provisions of this Section 6(i) (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of the Senior Obligations to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Obligations until the principal of, and premium, if any, and interest on this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Obligations of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6(i), and no payment over pursuant to the provisions of this 6(i), to or for the benefit of the holders of the Senior Obligations by the Holder, shall, as between the Company, its creditors other than holders of the Senior Obligations, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Obligations; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this
Section 6(i), which would otherwise have been paid to the holders of the Senior Obligations shall be deemed to be a payment by the Company to or for the account of this Note. It is understood that the provisions of this Section 6(i) are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Obligations, on the other hand.

         (j) (i) No right of any present or future holder of the Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

             (ii) Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Obligations may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder, and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of the Senior Obligations, do any one or more of the following: (a) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, the Senior Obligations or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing the Senior Obligations; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Obligations; (c) release any Person liable under or in respect of the Senior Obligations; (d) fail or delay in the perfection of liens securing the Senior Obligations; (e) exercise or refrain from exercising any rights against Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Obligations.

         (k) Nothing contained in this Section 6(k) or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of the Senior Obligations, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of, and premium, if any, and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the right of the Holder and creditors of the Company other than the holders of the Senior Obligations. No provision of this Section 6(k) shall prevent the occurrence of any default or Event of Default (as defined in the Note Purchase Agreement) under this Note; provided that if payment of this Note is accelerated because of an Event of Default (as defined in the Note Purchase Agreement), the Company shall promptly notify holders of the Senior Obligations of the acceleration.

7. None of the provisions of this Note may be waived, amended, supplemented or otherwise modified without the written consent of the Company and the Holder. In addition, Section 6 hereof may not be waived, amended, supplemented or otherwise modified without the prior written consent of the holders of the Senior Obligations, which may be withheld in such holders' sole discretion. An assignment of this Note by the Holder may be effectuated only upon surrender of the original Note to the Company followed by either reissuance of the Note to the new Holder hereof or the issuance of a new instrument to such new Holder by the Company. The Company shall not be obligated to recognize any person other than the registered Holder as having an interest in the Note, despite any notice to the contrary, unless the provisions of this Section 7 have been complied with.

8. This Note is subject to the terms and conditions of the Note Purchase Agreement, and in the event of any inconsistency between this Note and the Note Purchase Agreement, the terms of the Note Purchase Agreement shall control. Terms not defined herein have the meaning set forth in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal Laws of the State of Delaware, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

                                       HAWAIIAN HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                          Name:  Randall L. Jenson
                                          Title: Chief Financial Officer,
                                                 Treasurer & Secretary

                               FORM OF ASSIGNMENT

I or we assign this Note to

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

                  Please insert Social Security or other identifying number of assignee _________________________________

and irrevocably appoint ________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:        _____________   Signed:      x _________________________________

                                           x _________________________________

                                           x _________________________________


                Signatures guaranteed:     x _________________________________
                                            THE SIGNATURE(S) SHOULD BE
                                            GUARANTEED BY AN ELIGIBLE GUARANTOR
                                            INSTITUTION (BANKS, STOCKBROKERS,
                                            SAVINGS AND LOAN ASSOCIATIONS AND
                                            CREDIT UNIONS WITH MEMBERSHIP IN AN
                                            APPROVED SIGNATURE GUARANTEE
                                            MEDALLION PROGRAM), PURSUANT TO
                                            S.E.C. RULE 17Ad-15.


   KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE
                          OF A REPLACEMENT CERTIFICATE.

                                CONVERSION NOTICE

                  To convert this Note into shares of common stock, par value $.01 per share, of the Company, check the box: [ ]

                  To convert only part of this Note, state the principal amount
you want to be converted (which must be a minimum of $[       ] or any multiple
thereof):$_____________________

                  If you want the certificate made out in another person's name, fill in the form below:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

                  Please insert Social Security or other identifying number of other person: ________________________


Dated:        _____________   Signed:      x _________________________________

                                           x _________________________________

                                           x _________________________________


                Signatures guaranteed:     x _________________________________
                                            THE SIGNATURE(S) SHOULD BE
                                            GUARANTEED BY AN ELIGIBLE GUARANTOR
                                            INSTITUTION (BANKS, STOCKBROKERS,
                                            SAVINGS AND LOAN ASSOCIATIONS AND
                                            CREDIT UNIONS WITH MEMBERSHIP IN AN
                                            APPROVED SIGNATURE GUARANTEE
                                            MEDALLION PROGRAM), PURSUANT TO
                                            S.E.C. RULE 17Ad-15.

                                            Hawaiian Holdings, Inc.


                                            By:______________________________
                                               [Title]

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section [__] of the Note Purchase Agreement, check the box:
[ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section [__] of the Note Purchase Agreement, state the amount you want to be purchased (which must be a minimum of $1,000 or any multiple thereof): $______________________


Dated:        _____________   Signed:      x _________________________________

                                           x _________________________________

                                           x _________________________________


                Signatures guaranteed:     x _________________________________
                                            THE SIGNATURE(S) SHOULD BE
                                            GUARANTEED BY AN ELIGIBLE GUARANTOR
                                            INSTITUTION (BANKS, STOCKBROKERS,
                                            SAVINGS AND LOAN ASSOCIATIONS AND
                                            CREDIT UNIONS WITH MEMBERSHIP IN AN
                                            APPROVED SIGNATURE GUARANTEE
                                            MEDALLION PROGRAM), PURSUANT TO
                                            S.E.C. RULE 17Ad-15.